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                                                                    EXHIBIT 3.04

                              CERTIFICATE OF MERGER

                                     MERGING

                            VERITAS MERGER SUB, INC.
                                  WITH AND INTO
                          VERITAS SOFTWARE CORPORATION


         ---------------------------------------------------------------
                         PURSUANT TO SECTION 251 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
         ---------------------------------------------------------------



        VERITAS Software Corporation, a Delaware corporation ("VERITAS"), does hereby certify to the following facts relating to the merger (the "MERGER") of VERITAS Merger Sub, Inc., a Delaware corporation ("MERGER SUB"), with and into VERITAS, with VERITAS remaining as the surviving corporation of the Merger (the "SURVIVING CORPORATION"):

FIRST: VERITAS and Merger Sub, the constituent corporations in the Merger, are incorporated pursuant to the General Corporation Law of the State of Delaware ("DGCL"). At the effective time of this Certificate of Merger, Merger Sub is merged with and into VERITAS, with VERITAS being the surviving corporation.

SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by VERITAS and by Merger Sub in accordance with the provisions of subsection (c) of Section 251 of the DGCL.

THIRD: The surviving corporation of the Merger shall be VERITAS, whose name shall be changed to VERITAS Operating Corporation upon effectiveness of the Merger.

FOURTH: Upon the effectiveness of the Merger, the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit A attached hereto.

FIFTH: The executed Agreement of Merger is on file at the principal place of business of VERITAS, the Surviving Corporation, at 1600 Plymouth Avenue, Mountain View, California, 94043.

SIXTH: A copy of the executed Agreement of Merger will be furnished by VERITAS, the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation of the Merger.

SEVENTH: This Certificate of Merger shall be effective on 11:58 p.m. on the date it is filed with the Office of the Secretary of State of the State of Delaware.


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        IN WITNESS WHEREOF, VERITAS Software Corporation has caused this
Certificate of Merger to be executed by its duly authorized President as of _____________________, 1999.



                                            VERITAS SOFTWARE CORPORATION




                                            By: /s/ Mark Leslie
                                               -------------------------------
                                               Mark Leslie, President
                                               and Chief Executive Officer



      [SIGNATURE PAGE TO CERTIFICATE OF MERGER OF VERITAS MERGER SUB, INC.
                   WITH AND INTO VERITAS SOFTWARE CORPORATION]


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                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                          VERITAS OPERATING CORPORATION
                     --------------------------------------


                                    ARTICLE I

        The name of the corporation is VERITAS Operating Corporation.

                                   ARTICLE II

        The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, DE 19901. The name of its registered agent at that address is Incorporating Services, Ltd.

                                   ARTICLE III

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        The total number of shares of stock which the corporation has authority to issue is One Thousand (1,000) shares, all of which shall be Common Stock, $0.001 par value per share.

                                    ARTICLE V

        The Board of Directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

                                   ARTICLE VI

        Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                   ARTICLE VII

        To the fullest extent permitted by law, no director of the corporation shall be personally liable for the monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

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